Exhibit 10.3
July 18, 2005
Mr. Anthony Zappa
Re: Amendment No. 2 to Change of Control Severance Agreement
Dear Tony:
Reference is made to that certain Amended and Restated Employment Agreement, undated, between BioScrip, Inc. and you (as amended from time to time, the “Agreement”). This letter shall serve to amend the Agreement as follows:
1.	Section 3.E.(iii) of the Agreement is hereby amended to add to the definition of “Good Reason” the following new subsection e., which shall read as follows:
e.	[Employee no longer reporting directly to the Company’s Chief Executive Officer as of the date hereof as the result of a change of reporting structure.]
2.	Except as set forth herein, the terms and provisions of the Agreement shall remain unmodified and in full force and effect.
Kindly signify your agreement to the foregoing by signing below and forward an executed copy to me for our files.
Sincerely,
BioScrip, Inc.

/s/ Henry F. Blissenbach
By: Henry F. Blissenbach
Agreed and Accepted this 9th day of July, 2005:

/s/ Anthony Zappa
By: Mr. Anthony Zappa

10900 Red Circle Drive	Minnetonka, Minnesota 55343	952-979-3600	www.bioscrip.com